Exhibit 107

Calculation of Filing Fee Table

Form F-3ASR

(Form Type)

Cadeler A/S

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Shares (2)	Rule 456(b) and Rule 457(r) (1)	(1)	(1)	(1)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					Indeterminate		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class (the “Shares”) is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for Shares that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. An indeterminate amount of the Shares is also being registered as may from time to time be offered hereunder by selling shareholders at indeterminate prices.

(2)	The Shares may be represented by American Depositary Shares, each of which represents four Shares. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of ordinary shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-275093) or, if registration of additional American Depositary Receipts is necessary, will be registered pursuant to a separate registration statement on Form F-6.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.